Exhibit 99.1

eXp World Holdings Appoints Jesse Hill as CFO as Company Continues Next Phase of Growth

Veteran Finance Executive to Drive Long-Term Financial Strategy and Shareholder Value

BELLINGHAM, WA – July 2, 2025 – eXp World Holdings, Inc. (Nasdaq: EXPI), the holding company for eXp Realty®, FrameVR.io and SUCCESS® Enterprises today announced that Jesse Hill has been appointed Chief Financial Officer, effective immediately.

Hill has served as the Company’s Interim CFO and principal financial officer since April 2025. His permanent appointment follows a highly effective transitional period during which he demonstrated exceptional financial leadership, operational excellence, and strategic vision aligned with the company’s mission to be the most agent-centric real estate brokerage on the planet. Recognized as a 2025 Finance Leader by HousingWire, Hill brings extensive experience in financial management and has been instrumental in eXp’s international expansion efforts.

“Jesse Hill has done an outstanding job leading our finance organization through a period of focused investment and global growth,” said Glenn Sanford, Founder, Chairman and CEO of eXp World Holdings. “Under his financial leadership, our International Realty segment has expanded into eight new markets, nearly quintupled revenue, and significantly improved operating margins. Jesse brings deep knowledge of our business model, a clear long-term financial vision, and a steadfast commitment to our agent-centric values. I’m excited to officially welcome him as our permanent CFO as we enter our next phase of strategic growth and value creation.”

During his time as Interim CFO and previously as VP of International Finance & Corporate FP&A, Hill led major initiatives that contributed to record growth in eXp’s international business.

“It’s an honor to step into this role at such a pivotal moment in eXp’s evolution,” said Hill. “I am incredibly proud of how we have scaled with discipline and purpose, always keeping our agents at the center. I look forward to advancing our focus on financial strength, global expansion, and long-term value creation for our agents, employees, and shareholders.”

About Jesse Hill

Hill joined eXp in 2019 and has held a series of strategic finance leadership roles. Prior to eXp, he held financial positions at The Walt Disney Company, Nissan Motor Corporation, and General Motors. In 2025, he was named a Finance Leader by HousingWire in recognition of his impact on the real estate and mortgage sectors.

About eXp World Holdings, Inc.

eXp World Holdings, Inc. (Nasdaq: EXPI) (the “Company”) is the holding company for eXp Realty® and SUCCESS® Enterprises. eXp Realty is the largest independent real estate brokerage in the world, with over 81,000 agents across 27 countries. As a cloud-based, agent-centric brokerage, eXp Realty provides real estate agents industry-leading commission splits, revenue share, equity ownership opportunities, and a global network that empowers agents to build thriving businesses. For more information about eXp World Holdings, Inc., visit: expworldholdings.com.

SUCCESS® Enterprises, anchored by SUCCESS® magazine, has been a trusted name in personal and professional development since 1897. As part of the eXp ecosystem, it offers agents access to valuable resources to enhance their skills, grow their businesses, and achieve long-term success. For more information about SUCCESS, visit success.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements reflect the Company’s and its management’s current expectations but involve known and unknown risks and uncertainties that could impact actual results materially. These statements include, but are not limited to, impact of leadership changes on operational results, and the future profitability, expansion, and cash flows of the Company. Important factors that may cause actual results to differ materially and adversely from those expressed in forward-looking statements include the successful integration of new leadership, real estate market fluctuations, competitive pressures, and other risks detailed from time to time in the Company’s Securities and Exchange Commission filings, including but not limited to the most recently filed Quarterly Reports on Form 10-Q and Annual Report on Form 10-K. We do not undertake any obligation to update these statements except as required by law.

Media Relations Contact:
eXp World Holdings, Inc.
mediarelations@expworldholdings.com

Investor Relations Contact:
Denise Garcia, Managing Partner
Hayflower Partners
investors@expworldholdings.com